UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

 EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Summit Wireless Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

6840 Via Del Oro, Ste. 280

San Jose, CA 95119

(408) 627-4716

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to Be Held on March 31, 2020

The Notice of Special Meeting, Proxy Statement

and Annual Report on Form 10-K are available at:

https://ir.summitwireless.com/sec-filings

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 31, 2020

To the Stockholders of Summit Wireless Technologies, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (“Special Meeting”) of Summit Wireless Technologies, Inc., a Delaware corporation (the “Company”), will be held on March 31, 2020 at 2:00 p.m., Pacific Time, at the Company’s offices at 8875 NE Von Neumann Dr., Suite 100, Hillsboro, Oregon 97006 for the following purpose:

1. To approve an amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), by a ratio in the range of one-for-four and one-for-twenty, and to grant authorization to the Company’s board of directors to determine, in its sole discretion, the specific ratio and timing of such reverse stock split (“Proposal No. 1”).

The foregoing item of business is more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of Common Stock and stockholders of record of the Company’s Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), at the close of business on March 9, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

All stockholders who are record or beneficial owners of Common Stock and the Series A Preferred Stock on the Record Date are cordially invited to attend the Special Meeting in person. Your vote is important regardless of the number of shares of Common Stock and/or Series A Preferred Stock that you own. Only record or beneficial owners of Common Stock and/or Series A Preferred Stock as of the Record Date may attend the Special Meeting in person. When you arrive at the Special Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock and/or Series A Preferred Stock. It will help in our preparations for the Special Meeting if you would check the box on the form of proxy if you plan on attending the Special Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of Common Stock or Series A Preferred Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of Common Stock or Series A Preferred Stock on the Record Date will be disregarded.

San Jose, California	By Order of the Board of Directors,

March 6, 2020	/s/ Brett Moyer
Brett Moyer
Chairman and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IMPORTANT VOTING INFORMATION

If you hold your shares of Common Stock through a broker, bank or other financial institution, a New York Stock Exchange (“NYSE”) rule may dictate the manner in which your vote in Proposal No. 1 will be handled at the Special Meeting. Stockholders who hold shares of Common Stock through a broker, bank or other financial institution receive proxy materials before each stockholder meeting.

With respect to Proposal No. 1, we have been informed that a broker or nominee who holds shares of Common Stock for a beneficial owner will have discretionary authority under and subject to NYSE rules to vote such shares even without instructions from such beneficial owner. The affirmative vote of the holders of a majority of our Common Stock and the holders of a majority of our Series A Preferred Stock is required to approve the amendment to our Certificate of Incorporation to give effect to Proposal No. 1.

If your shares of Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of such shares held in street name. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you should follow the instructions provided by your bank, broker or nominee when voting shares held in street name. If your broker, trustee or nominee has not enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares, or how to revoke a prior vote, you should contact your broker, trustee or nominee in order to obtain these instructions.

Voting your shares of Common Stock is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the instructions on the proxy to vote your shares of Common Stock.

If you have any questions about this NYSE rule or the proxy voting process in general, please contact the broker, bank or financial institution where you hold your shares. The SEC also has a web site (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

TABLE OF CONTENTS

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS	1
Information Concerning the Proxy Materials and the Special Meeting	1
Voting Procedures and Vote Required	2
Delivery of Documents to Stockholders Sharing an Address	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT THEIR DISCRETION (Proposal No. 1)	7

FUTURE STOCKHOLDER PROPOSALS	15
EXPENSES AND SOLICITATION	15
OTHER BUSINESS	15
ADDITIONAL INFORMATION	15

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

In this Proxy Statement, Summit Wireless Technologies, Inc., a Delaware corporation, is referred to as “Summit,” the “Company,” “we,” “us” and “our.”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”) in July 2018; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Information Concerning the Proxy Materials and the Special Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Special Meeting of Stockholders (the “Special Meeting”) to be held at 2:00 p.m., Pacific Time, on March 31, 2020 at the Company’s offices at 8875 NE Von Neumann Dr., Suite 100, Hillsboro, Oregon 97006, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and/or Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”), to be represented at the Special Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about March 13, 2020.

Only stockholders of record of our Common Stock and stockholders of record of our Series A Preferred Stock as of the close of business on March 9, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, 26,743,765 shares of Common Stock were issued and outstanding and 250,000 shares of Series A Preferred Stock were issued and outstanding. Holders of Common Stock and Series A Preferred Stock are entitled to one (1) vote per share for each share of Common Stock and/or share of Series A Preferred Stock held by them. Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Special Meeting and voting in person.

Brett Moyer is named as attorney-in-fact in the proxy. Mr. Moyer is our Chairman and Chief Executive Officer. Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting, as described below under “Voting Procedures.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Special Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Special Meeting.

The stockholders will consider and vote upon a proposal to authorize the Board to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of all of the outstanding shares of Common Stock by a ratio in the range of one-for-four and one-for-twenty, and to grant authorization to the Board to determine, in its sole discretion, the specific ratio and timing of the Reverse Stock Split (“Proposal No.1”). Stockholders also will consider and act upon such other business as may properly come before the Special Meeting.

Voting Procedures and Vote Required

Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock, in the aggregate, entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Special Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting as specified in such proxies.

Vote Required for the Reverse Stock Split (Proposal No. 1).  Delaware law provides that the affirmative vote of the holders of a majority of our Common Stock and the holders of a majority of our Series A Preferred Stock is required to approve the amendment to our Certificate of Incorporation to give effect to the Reverse Stock Split. Abstentions with respect to Proposal No. 1 will be treated as shares that are present or represented at the Special Meeting for purposes of determining the presence of a quorum, but will not be counted in favor of Proposal No. 1. Accordingly, an abstention with respect to Proposal No. 1 will have the same effect as a vote “AGAINST” Proposal No. 1.

Votes at the Special Meeting will be tabulated by one or more inspectors of election appointed by Brett Moyer, the Chairman and Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Special Meeting.

Proposal No. 1 Voting Procedures

With respect to “routine” matters, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations (“SRO Rules”), including the NYSE, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters. We have recently been informed that under and subject to the rules of NYSE that govern how a bank, brokerage firm, or other nominee who holds shares of Common Stock for a beneficial owner may vote shares of Common Stock for which they have not received voting instructions, that Proposal No. 1 is considered a “routine” matter.

With respect to “non-routine” matters, a bank, brokerage firm, or other nominee is not permitted under the SRO Rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters.

Because Proposal No. 1 is considered a “routine” matter, there will be no broker non-votes with respect to this proposal, and brokers, banks or other nominees are permitted to exercise discretionary voting authority with respect to Proposal No. 1 even if such broker, bank or other nominee has received no voting instructions from a stockholder with respect to such proposal.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Special Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Special Meeting materials to a stockholder at a shared address to which a single copy of the Special Meeting materials was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Special Meeting materials to the Company at Corporate Secretary, 6840 Via Del Oro, Suite 280, San Jose, California 95119, telephone: (408) 627-4716.

If multiple stockholders sharing an address have received one copy of the Special Meeting materials or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Special Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 5, 2020, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our equity securities;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 26,743,765 shares of Common Stock and 250,000 shares of Series A Preferred Stock outstanding as of March 5, 2020. The percentage ownership information shown in the table excludes (i) 14,088 shares of restricted stock to be released to a terminated employee in two equal tranches over the next 12 months pursuant to the terms of such employee’s restricted stock agreement, and (ii) 400,000 unvested deferred shares of the Company (the “Deferred Shares”) issued to Michael Howse, a Board member and Company employee, pursuant to the Deferred Shares Agreement entered into on January 4, 2019, between the Company and Mr. Howse (the “Deferred Shares Agreement”). As of March 5, 2020, no holder of Series A Preferred Stock has converted its shares of Series A Preferred Stock into shares of Common Stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of March 5, 2020. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons has the right to acquire within sixty (60) days of March 5, 2020 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership.

Except as otherwise noted below, the address for persons listed in the table is c/o Summit Wireless Technologies, Inc., 6840 Via Del Oro, Ste. 280, San Jose, CA 95119.

	Shares Beneficially Owned
	Common Stock		Series A Preferred Stock		% Total Voting
5% or greater stockholders:	Shares	%	Shares	%	Power (1)
Carl E. Berg (3)	1,711,594	6.4%	-	-	6.3%
Lisa Walsh (4)	6,451,537	23.4%	250,000	100.0	24.1%
MARCorp Signal, LLC (5)	2,952,244	9.9%	-	-	9.9%
Medalist Funds (16)	2,749,807	9.9%	-	-	9.9%

Directors and executive officers (2)
Brett Moyer (6) Chief Executive Officer and Chairman	510,786	1.9%	-	-	1.9%
George Oliva (7) Chief Financial Officer	150,000	*	-	-	*
Gary Williams (8) Chief Accounting Officer and Vice President of Finance	175,605	*	-	-	*
Jonathan Gazdak (9) Director	241,408	*	-	-	*
Dr. Jeffrey M. Gilbert (10) Director	50,000	*	-	-	*
Brian Herr (11) Director	25,000	*	-	-	*
Michael Howse (12) Director	275,000	1.0%	-	-	1.0%
Helge Kristensen (13) Director	196,917	*	-	-	*
Sam Runco (14) Director	50,000	*	-	-	*
Lisa Cummins Dulchinos (15) Director	25,000	*	-	-	*
Robert Tobias Director	-	-	-	-	-
Directors and executive officers as a group (11 persons)	1,699,716	6.4%	-	-	6.3%

*	Less than 1%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock and Series A Preferred Stock, which have the same voting rights as our shares of Common Stock. The holders of our Common Stock and our Series A Preferred Stock are each entitled to one vote per share.

(2)	Includes fully vested warrants to purchase 482,557 shares of Common Stock at exercise prices between $0.01 and $5.40 per share.

(3)	Includes fully vested warrants to purchase 104,397 shares of Common Stock at an exercise price of $5.40 per share.

(4)	Includes (i) fully vested warrants to purchase 774,929 shares of Common Stock with exercise prices ranging from $0.79 to $1.98 per share and (ii) 250,000 shares of Common Stock based upon the assumed conversion of 250,000 shares of Series A Preferred Stock convertible into shares of our Common Stock at a price of $4.00 per share, subject to adjustment under the Certificate of Designations upon certain subsequent transactions and events described therein, and which price cannot be reduced below $1.50 per share.

(5)	Includes fully vested warrants to purchase 2,952,244 shares of Common Stock at an exercise price of $3.00 per share. Excludes (i) warrants to purchase 150,000 shares of Common Stock, with an exercise price of $3.00 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(6)	Includes (i) 141,733 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 33,781 shares of Common Stock with exercise prices ranging from $0.79 to $4.50 per share.

(7)	Includes 150,000 shares of restricted Common Stock that is subject to annual vesting over a period of four years beginning September 1, 2019.

(8)	Includes (i) 67,308 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 7,690 shares of Common Stock with exercise prices ranging from $0.79 to $4.50 per share.

(9)	Includes (i) 25,000 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 163,803 shares of Common Stock with exercise prices ranging from $3.30 to $6.25 per share. Excludes warrants to purchase 40,816, 122,272, 75,000 and 91,051 shares of Common Stock, with exercise prices of $2.18, $1.66, $0.875 and $0.44, respectively, issued to Alexander Capital, L.P., of which Mr. Gazdak is managing director and the head of investment banking.

(10)	Includes 25,000 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019.

(11)

Mr. Herr resigned from the Board effective February 10, 2020.

Includes 25,000 shares of restricted Common Stock held directly by Mr. Herr that are subject to annual vesting over a period of three years beginning September 1, 2019.

Other than the 25,000 shares of restricted Common Stock held directly by Mr. Herr, as described above, these securities are held indirectly by Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, L.P. (together, the “Medalist Funds”) which are managed by Medalist Partners LP (“Medalist”). Brian Herr is an employee of Medalist and/or one of its affiliates, is a partner and co-portfolio manager for each of the Medalist Funds, and is a member of our Board. Mr. Herr does not individually hold or otherwise beneficially own any of our securities. Each of the Medalist Funds has delegated to Medalist, and to Mr. Herr as partner and co-portfolio manager for each of the Medalist Funds, the power to vote and the power to direct the disposition of our securities held by the Medalist Funds. Mr. Herr disclaims beneficial ownership of any securities, except to the extent of his pecuniary interest therein. For further information regarding Mr. Herr’s relationship with the Medalist Funds, Medalist and their affiliates, see the description of Mr. Herr’s business experience as part of the biographical data provided for him under Proposal No. 1.

Includes fully vested warrants, including pre-funded warrants, held by the Medalist Funds to purchase 699,591 shares of common stock with exercise prices ranging from $0.01 to 0.79 per share. Excludes warrants held by the Medalist Funds to purchase an aggregate of 187,000 shares of Common Stock with an exercise price of $0.79 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(12)	Includes fully vested warrants to purchase 275,000 shares of Common Stock with an exercise price of $2.00 per share. Excludes 400,000 Deferred Shares, issued pursuant to the Deferred Shares Agreement that will vest immediately prior to a Fundamental Transaction, as such term is defined in the Deferred Shares Agreement.

(13)	Includes (i) 25,000 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019, (ii) 133,339 shares of Common Stock owned indirectly by Inizio Capital, (iii) 11,295 shares of Common Stock owned indirectly by Hansong Technology, and (iv) fully vested warrants to purchase 2,283 shares of Common Stock at an exercise price of $5.40 per share owned indirectly by Hansong Technology. Mr. Kristensen serves as a director of Inizio Capital and as a vice president of Hansong Technology, and therefore may have voting or investment power over such shares.

(14)	Includes 25,000 shares of restricted Common Stock that is subject to annual vesting over a period of three years beginning September 1, 2019.

(15)	Such shares of restricted Common Stock are subject to annual vesting over a period of three years beginning September 1, 2019.

(16)	Includes fully vested warrants, including pre-funded warrants, held by the Medalist Funds to purchase 699,591 shares of Common Stock with exercise prices ranging from $0.01 to 0.79 per share. Excludes warrants held by the Medalist Funds to purchase an aggregate of 187,000 shares of Common Stock with an exercise price of $0.79 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S
CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF
THE COMPANY’S OUTSTANDING COMMON STOCK AT THEIR DISCRETION

(Proposal No. 1)

Summary

Our Board has unanimously approved a proposal to amend the Certificate of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-four and one-for-twenty (the “Reverse Stock Split”). The proposal provides that our Board shall have sole discretion pursuant to Section 242(c) of the DGCL to elect, as it determines to be in the Company’s best interests, solely for the purpose of maintaining the listing of our Common Stock on the Nasdaq Capital Market (“Nasdaq”), whether or not to effect the Reverse Stock Split as soon as practicable, and no later than the Expiration Date (as defined below). Should the Board proceed with the Reverse Stock Split, the exact ratio shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the Reverse Stock Split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on Nasdaq;

●	the anticipated impact of the reverse stock split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

If our Board determines, in its sole discretion, that effecting the Reverse Stock Split is necessary to maintain the listing of our Common Stock on Nasdaq and it is also in our best interest, the Reverse Stock Split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Common Stock to be combined into one share of our Common Stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, is set forth in Appendix A to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Reverse Stock Split.

Our Board believes that approval of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Discretion to Implement the Reverse Stock Split

The Reverse Stock Split will be effected, if at all, only upon a determination by our Board that the Reverse Stock Split (with an exchange ratio determined by our Board as described above) is necessary to maintain the listing of our Common Stock on Nasdaq and is also in the Company’s best interest. Such determination shall be based upon certain factors, including, but not limited to, the historical trading price and trading volume of our Common Stock, the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock, our ability to have our shares of Common Stock remain listed on Nasdaq, the anticipated impact of the Reverse Stock Split on our ability to raise additional financing, and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or not implement the Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Reverse Stock Split, including the specific ratio selected by the Board.

If the Board does not implement the Reverse Stock Split prior to the Expiration Date, the authority granted in this proposal to implement the Reverse Stock Split will terminate. The Board is requesting authorization to implement the Reverse Stock Split up until such time in the event the Company needs to utilize this Proposal No. 1 subsequent to the expiration of the “Second Nasdaq Extension Period” (described below under “Purpose of the Reverse Stock Split”). However, the Board would only want to implement the Reverse Stock Split to remain on Nasdaq or to regain compliance with Nasdaq. As such, the Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the Company’s best interest. In the event that our stock price satisfies the minimum bid price requirement of at least $1.00 for at least ten (10) consecutive business days without requiring the Reverse Stock Split, then the Board will not implement the Reverse Stock Split.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the Reverse Stock Split is approved at the Special Meeting and the Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective as of 5:30 p.m. Eastern Time on the effective date of the certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to be the date of filing (the “Effective Date”). Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board.

Purpose of the Reverse Stock Split

The sole purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split will likely be necessary to maintain the listing of our Common Stock on Nasdaq. In the event that the Board, in its sole discretion determines to implement the Reverse Stock Split for such purpose, the Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the Common Stock.

Maintain our listing on Nasdaq. Our Common Stock is traded on Nasdaq. On October 16, 2019, we received a written notification from Nasdaq indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”), as the closing bid price of the Common Stock was below $1.00 per share for the previous thirty (30) consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a 180-calendar day compliance period, or until April 13, 2020 (the “Expiration Date”), to regain compliance with the Minimum Bid Requirement. During the compliance period, the Common Stock will continue to be listed and traded on Nasdaq. To regain compliance, the closing bid of the Common Stock must meet or exceed $1.00 per share for at least ten (10) consecutive business days during such 180-calendar day grace period. If we are not in compliance by April 13, 2020, we may be afforded a second 180-calendar day grace period, or until October 10, 2020 (the “Second Nasdaq Extension Period”), within which to comply with the Minimum Bid Requirement. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Requirement. In addition, we would be required to notify Nasdaq of our intent to cure such minimum bid price deficiency by effecting a reverse stock split, if necessary. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our shares of Common Stock will be subject to delisting. We intend to monitor the closing bid price for our Common Stock between now and April 13, 2020, and will consider available options to resolve our noncompliance with the Minimum Bid Requirement, as may be necessary. As of the date of this Proxy Statement, our stock price has not had a minimum bid price of at least $1.00 for at least ten (10) consecutive business days. In the event that our stock price satisfies the Minimum Bid Requirement of at least $1.00 for at least ten (10) consecutive business days without requiring the Reverse Stock Split, the Board will not implement the Reverse Stock Split.

On November 18, 2019, we received a written notification from Nasdaq indicating that we did not comply with Nasdaq Listing Rule 5550(b), which requires a minimum $2,500,000 stockholders’ equity (the “Stockholders’ Equity Requirement”), among other continued listing criteria. We were required to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement for consideration by the Nasdaq Listing Qualifications staff (“Nasdaq Staff”) by no later than January 2, 2020. On January 2, 2020, we submitted a plan to regain compliance (the “Compliance Plan”) to the Nasdaq Staff. As of March 6, 2020, the Compliance Plan remains under review by the Nasdaq Staff. If we fail to achieve compliance with the Stockholders’ Equity Requirement or if the Compliance Plan is accepted by the Nasdaq Staff, but we fail to comply with such plan, we may be delisted from Nasdaq. Additionally, in the event that we achieve compliance with the Minimum Bid Requirement, but fail to achieve compliance with the Stockholders’ Equity Requirement, which operates independently from the Minimum Bid Requirement, we may be delisted from Nasdaq.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from Nasdaq. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of our Common Stock.

Improve the marketability and liquidity of the Common Stock. In the event that the Board elects to implement the Reverse Stock Split in order to avoid the delisting of our Common Stock from Nasdaq, we also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. A reverse stock split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split.

For the above reasons, we believe that providing the Board with the ability to effect the Reverse Stock Split, in the event that it determines, in its sole discretion, that implementing the Reverse Stock Split will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our stockholders. However, regardless as to whether or not the Board believes that implementing the Reverse Stock Split could help us regain and maintain compliance with the Nasdaq listing requirements, the Board reserves the right not to implement the Reverse Stock Split if it determines, in its sole discretion, that it otherwise would not be in our and our stockholders’ best interests.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the rules of Nasdaq. The Board expects that the Reverse Stock Split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with Nasdaq’s minimum bid price listing standard. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. Under applicable Nasdaq rules, in order to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on Nasdaq, the $1.00 closing bid price must be maintained for a minimum of ten (10) consecutive business days. In determining whether to monitor bid price beyond ten business days, Nasdaq will consider the following four factors: (1) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (2) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (3) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (4) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the Reverse Stock Split is effected or that the market price per share after the Reverse Stock Split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.

It is possible that the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common Stock. If this proposal is approved by the stockholders at the Special Meeting and the Board determines to effect the Reverse Stock Split and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, our stock plans, as well as to the number of shares of Common Stock issuable under, and the exercise price of, our outstanding warrants.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Reverse Stock Split would apply to all issued shares of our Common Stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. Moreover, the number of stockholders of record will not be affected by the Reverse Stock Split. The amendment to the Certificate of Incorporation itself would not change the number of authorized shares of our Common Stock. The Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Other than those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding convertible notes, convertible preferred stock and warrants, these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;
●	establishing strategic relationships with other companies;
●	providing equity incentives to our employees, officers or directors; and
●	expanding our business or product lines through the acquisition of other businesses or products.

While the Reverse Stock Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Split is to increase our stock price in order to regain and maintain compliance with Nasdaq minimum bid price listing standard, which compliance will be the sole factor in determining the ratio of the Reverse Stock Split.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of the Company’s 2018 Long-Term Stock Incentive Plan (the “Plan”), the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plan, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plan to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of Common Stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plan will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Listing. Our shares of Common Stock currently trade on Nasdaq. The Reverse Stock Split will not directly affect the listing of our Common Stock on Nasdaq, although we believe that the Reverse Stock Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Requirement. Following the Reverse Stock Split, our Common Stock will continue to be listed on Nasdaq under the symbol “WISA,” although our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation presently authorizes 200,000,000 shares of Common Stock and 20,000,000 shares of blank check preferred stock. The Reverse Stock Split would not change the number of authorized shares of the Common Stock or blank check preferred stock as designated. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares of Common Stock in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares of Common Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to the Reverse Stock Split, and the aggregate adjusted basis of the post-Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Reverse Stock Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date of the Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, VStock Transfer, LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name”. However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

●	If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards, including those granted to them under the Plan.

Vote Required and Recommendation

Delaware law provides that the affirmative vote of the holders of a majority of our Common Stock and the holders of a majority of our Series A Preferred Stock is required to approve the amendment to our Certificate of Incorporation to give effect to the Reverse Stock Split. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock outstanding on the Record Date and entitled to vote on the matter will be required to approve the Reverse Stock Split.

At the Special Meeting a vote will be taken on a proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split at the discretion of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

FUTURE STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC.  Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Special Meeting except those that are set forth in the foregoing Notice of Special Meeting of Stockholders. If any other matters properly come before the Special Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov.  You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

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It is important that the proxies be returned promptly and that your shares of Common Stock and/or Series A Preferred Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

March 6, 2020	By Order of the Board of Directors,

/s/ Brett Moyer
Brett Moyer
Chairman and Chief Executive Officer

Appendix A

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

SUMMIT WIRELESS TECHNOLOGIES, INC.

Summit Wireless Technologies, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Summit Wireless Technologies, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, and any amendments thereto (the “Certificate of Incorporation”), last amended by the certificate of amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 11, 2018.

THIRD: Article Fourth of the Certificate of Incorporation is hereby amended by inserting the following provision below the last sentence in Article Fourth of the Certificate of Incorporation:

“Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Upon the filing of this certificate of amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each ________ outstanding shares of Common Stock (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article Fourth.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in the Corporation’s certificate of incorporation, as amended, shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

Notwithstanding the foregoing, the language under this Article Fourth shall not be amended in any way.

FOURTH: This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of 5:30 p.m. New York Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this     day of        , 20__.

SUMMIT WIRELESS TECHNOLOGIES, INC.

By:
Name:	Brett Moyer
Title:	Chief Executive Officer

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Special Meeting to be held on March 31, 2020 at 2:00 p.m., Pacific Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting of Stockholders Proxy Card – Summit Wireless Technologies, Inc.

▼          DETACH PROXY CARD HERE TO VOTE BY MAIL          ▼

(1)	To approve a proposal to authorize the Company’s Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding Common Stock in the sole discretion of our Board of Directors:

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY.

SUMMIT WIRELESS TECHNOLOGIES, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

MARCH 31, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned, a stockholder of Summit Wireless Technologies, Inc. (the “Company”), hereby appoints Brett Moyer as attorney-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and/or Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), owned by the undersigned at the Special Meeting of Stockholders of the Company to be held on March 31, 2020, at the Company’s offices at 8875 NE Von Neumann Dr., Suite 100, Hillsboro, Oregon 97006, at 2:00 p.m., Pacific Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT THE DISCRETION OF THE BOARD OF DIRECTORS.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 31, 2020 AT 2:00 P.M., PACIFIC TIME, AT THE COMPANY’S OFFICES AT 8875 NE VON NEUMANN DR., SUITE 100, HILLSBORO, OREGON 97006 ☐

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

(Continued and to be signed on Reverse Side)